SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 12, 2004



                            DIGITAL POWER CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


   California                     1-12711                         94-1721931
   ----------                     -------                         ----------
(State or other             (Commission File No.)             (I.R.S. Employer
  jurisdiction                                               Identification No.)
of incorporation)



              41920 Christy Street, Fremont, California 94538-3158
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (510) 657-2635
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On January 12, 2004, Digital Power Corporation, a California corporation (the "Company") executed a securities purchase agreement with Telkoor Telecom Ltd., a limited liability company organized under the laws of Israel ("Telkoor"). Under the securities purchase agreement, Telkoor acquired 290,023 shares of common stock for the aggregate purchase price of $250,000. Additionally, Telkoor may invest an additional $250,000 on or before June 30, 2004. The purchase price per share for the additional investment is the average closing price of the Company's common stock twenty (20) trading days prior to notice of intent to invest. Computed terms of the transaction can be found in the Securities Purchase Agreement attached as Exhibit 10.

     Telkoor is an Israeli corporation, primarily engaged in developing, marketing and selling power supplies and power systems for the telecommunication equipment industry. After the purchase, Telkoor owns 2,440,023 shares of common stock.

ITEM 9.  REGULATION FD DISCLOSURE

     Exhibit No.   Exhibit Description
     -----------   -------------------

         10        Securities Purchase Agreement [Form of]

         99        Press release announcing agreement with Telkoor
                   Telecom Ltd.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            DIGITAL POWER CORPORATION,
                                            a California Corporation


Dated:  January 12, 2004                    /s/ Haim Yatim
        ----------------                    --------------------------
                                            Haim Yatim,
                                            Chief Financial Officer